Exhibit 10.77

*** Text Omitted and Filed Separately with

the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

SALES REPRESENTATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of October 18, 2009 (the “Effective Date”), between LookSmart Ltd., a Delaware corporation (“LookSmart”) and JW Digital, a United Kingdom corporation (“Representative”).

IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS

a) “Network” shall mean LookSmart’s online advertising network, as it is comprised currently and in the future, as well as any subnetworks, network segments or additional networks owned and operated by LookSmart in the future. LookSmart shall be under no obligation to continue the operation of the Network.

b) “Territory” shall mean the United Kingdom and Germany. The Territory may be changed or supplemented by the mutual agreement of the parties.

2.	APPOINTMENT AND AUTHORITY OF REPRESENTATIVE

a) Sales Representative. Subject to the terms and conditions herein, LookSmart hereby appoints Representative as a sales representative for the Network in the Territory, and Representative hereby accepts such appointment. Representative’s authority shall be to solicit orders for the Network from customers within the Territory in accordance with the terms of this Agreement and to service such customers as well as identify and recruit potential publisher partners for the LookSmart Network. Representative shall not have the authority to make any commitments whatsoever on behalf of LookSmart. LookSmart retains the right to sell the Network worldwide, including in the Territory. Representative acknowledges that LookSmart may sell the Network to representatives and resellers who have the right to resell the Network, and that LookSmart cannot prevent customers from within the Territory from purchasing the Network through such channels.

b) Limitation. Representative shall neither advertise the Network to, nor solicit orders from, customers outside the Territory without the prior written consent of LookSmart with respect to each such customer.

c) Independent Contractors. The relationship of LookSmart and Representative established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (iii) allow Representative to create or assume any obligation on behalf of LookSmart for any purpose whatsoever. All financial and other obligations associated with Representative’s business are the sole responsibility of Representative. Representative shall be solely responsible for, and shall indemnify and hold LookSmart free and harmless from, any and all claims, damages or lawsuits (including LookSmart’s attorneys’ fees) arising out of the acts of Representative or its employees.

3.	COMMISSION

a) Sole Compensation. Representative’s sole compensation under the terms of this Agreement shall be a commission calculated as a percentage of Net Revenue, which commission is set forth in Exhibit A attached hereto. Commissions with respect to a particular customer account shall not be earned by Representative or paid by LookSmart until eighteen (18) days after the end of the calendar month in which they are earned.

As used in this Agreement, “Net Revenue” shall mean, with respect to a customer account for which a commission is due Representative hereunder, the gross sales amount reported by LookSmart by or on behalf of such customer for payment on such account, less cash and trade discounts; sales, use, excise or similar taxes; agency commissions, fees and discounts; and amounts attributable to rebates and other allowances, including bad debts.

b) Basis of Commission. The commissions shall apply to all customer orders referred by Representative that have been entered into between LookSmart and such customer in the Territory, for which Representative has participated in substantially all meetings with such customer.

c) Payment. Payment of commissions shall be in British Pounds and shall be subject to all applicable governmental regulations and rulings, including the withholding of any taxes required by law. The commission on an order shall be due and payable within eighteen (18) days after the end of the calendar month in which LookSmart reports revenue from the applicable customer accounts.

d) Commission Charge-Back. LookSmart shall have the absolute right to set such cash discounts, to make such allowances and adjustments and to accept such returns from its customers as it deems advisable. In each such case, LookSmart shall charge back to Representative’s account any amounts previously paid or credited to it with respect to such cash discounts, allowances, adjustments or returns.

e) Monthly Statements. LookSmart shall submit to Representative monthly statements of the commissions due and payable to Representative under the terms of this Agreement, with reference to the specific invoices on which the commissions are being paid.

f) Inspection of Records. Representative shall have the right, at its own expense and not more than once in any twelve (12) month period, to authorize LookSmart’s independent auditors to inspect at reasonable times LookSmart’s relevant accounting records to verify the accuracy of commissions paid by LookSmart under the terms of this Agreement.

g) LookSmart Discretion. All customers and orders obtained by Representative shall be subject to acceptance by LookSmart at its principal office, currently located at the address set forth for LookSmart at the beginning of this Agreement. Representative shall have no authority to make any acceptance or delivery commitments to customers. LookSmart specifically reserves the right to reject any customer or any order or any part thereof for any reason.

4.	CUSTOMER ACCOUNTS

a) Invoices. LookSmart shall render all invoices directly to the customers and shall send copies of all invoices, or a summary thereof, on which Representative is eligible for a commission to Representative. Representative acknowledges and agrees that such invoices may or may not represent the final basis for calculation of Representative’s commission and that payment of such commission is subject to the terms and conditions of this Agreement. Payments by customers shall be made directly to LookSmart.

b) Collection. It is expressly understood by Representative that full responsibility for all collection rests with LookSmart; however, upon LookSmart’s request and under LookSmart’s direction, Representative shall interact with customers within the Territory to assist LookSmart in collecting amounts due from such customers.

c) Inquiries from Customers Outside the Territory. Representative shall promptly submit to LookSmart, for LookSmart’s attention and handling, the originals of all inquiries received by Representative from customers outside the Territory.

5.	NETWORK AVAILABILITY

Under no circumstances shall LookSmart be responsible to Representative for its failure to fill customer orders or for its delay in filling customer orders. In addition, LookSmart provides no representation or warranty to Representative with respect to Network availability or operation.

6.	ADDITIONAL RESPONSIBILITIES OF REPRESENTATIVE

a) Customer Service. Representative shall diligently assist its customers’ personnel in using the Network and shall perform such customer services as good salesmanship requires.

b) Forecasts. Within the first five (5) days of every month, Representative shall provide LookSmart with a thirty (30) day rolling forecast of orders showing each prospective sale by potential customer, intended close date, and probability.

c) Promotion of the Network. Representative shall, at its own expense, stimulate demand for the Network within the Territory by direct solicitation and other means. Representative shall submit to LookSmart for its prior written approval any and all marketing materials, collateral, marketing campaigns and other written materials prepared by Representative that Representative plans to use to solicit customers from within the Territory. In no event shall Representative make any representation, guarantee or warranty concerning the Network except as expressly authorized by LookSmart.

d) Advising of Changes. Representative shall promptly advise LookSmart of (i) any changes in Representative’s status, organization, personnel, and similar matters and (ii) any changes in the key personnel, organization, and status of the customer accounts for which Representative has received a commission.

e) Facilities. Representative shall provide itself with, and be solely responsible for, (i) such facilities, employees, and business organization, and (ii) such permits, licenses, and other forms of clearance from governmental or regulatory agencies, if any, as is necessary for the conduct of its business operations in accordance with this Agreement.

f) Expense of Doing Business. Representative shall bear the entire cost and expense of conducting its business in accordance with the terms of this Agreement.

g) Books and Records. Representative shall maintain and make available to LookSmart accurate books, records, and accounts relating to the business of Representative with respect to the Network. Representative shall also maintain a record of any customer complaints regarding either the Network or LookSmart and immediately forward to LookSmart the information regarding those complaints.

7.	ADDITIONAL OBLIGATIONS OF LOOKSMART

a) Assistance in Promotion. LookSmart shall, at its own expense, provide Representative with marketing and technical information concerning the Network as well as reasonable quantities of brochures, instructional material, and other collateral and data sheets developed by LookSmart, if any.

b) Assistance in Technical Problems. LookSmart shall, at its own expense, assist Representative and its customers in all ways deemed reasonable by LookSmart in the solution of any technical problems relating to the functioning and use of the Network.

c) New Developments. LookSmart shall inform Representative of new Network developments.

d) Customer Billing. LookSmart shall assist Representative and its customers with regard to any customer billing issues (excluding issues relating to United Kingdom tax laws).

e) Training. LookSmart shall provide Representative with training related to new products, account management, and customer support.

8.	TERM AND TERMINATION

a) Term. This Agreement shall continue in force for an initial term of one (1) year from the Effective Date unless terminated earlier under the provisions of this Section 8. Upon the expiration of the initial or any renewal term, unless either party has provided at least sixty (60) days prior written notice to the other party of its intention not to renew this Agreement, this Agreement shall renew for a successive one (1) year term. Notwithstanding the foregoing, this Agreement shall expire automatically without notice at the end of three (3) years from the Effective Date unless the parties mutually agree to renew it.

b) Termination for Convenience. This Agreement may be terminated by either party for any reason or for no reason, whether or not extended beyond the initial term, by giving the other party written notice sixty (60) days in advance of such termination.

c) Termination for Cause. If Representative or any employee or contractor of Representative: (i) is convicted of, or pleads nolo contendere to, any criminal offense or commits any unlawful act of dishonesty resulting in personal enrichment in respect of his or her relationship with LookSmart or any other client of Representative, or any unlawful act of dishonesty otherwise detrimental to LookSmart or any other client of Representative in any material respect; (ii) fails to consistently perform his or her material obligations to LookSmart in good faith and to the best of its ability after having been given written notice and an opportunity to cure such failure; (iii) willfully disregards or fails to follow instructions from LookSmart’s senior management or board of directors to do any legal act related to LookSmart’s business that is within the scope of this Agreement; (iv) willfully disregards or in any way violates the provisions of LookSmart’s Code of Conduct attached as Exhibit B, or other corporate policies (or portions thereof) of LookSmart of which Representative is made aware; (v) exhibits habitual drunkenness or engages in substance abuse which in any way materially affects its ability to perform its obligations to the Company; or (vi) commits any material violation of any applicable state, provincial or national law relating to its business (any of the foregoing being “Cause”), then LookSmart may terminate this Agreement immediately upon notice to Representative.

e) Residual Commissions. Upon any termination of this Agreement for Cause, no further commissions shall be earned by Representative nor paid by LookSmart. Upon any termination of this Agreement by either party other than for Cause, or any expiration of this Agreement, Representative will continue to earn commissions hereunder for three (3) months after such termination.

f) Transition. Upon the expiration or termination of this Agreement for any reason, Representative shall diligently cooperate with LookSmart to effect a smooth and orderly transition in the sale of the Network to customers in the Territory as well as the servicing of those customers. From the time that a notice of termination is received by either party until the effective termination date, Representative shall refer all Network inquiries to LookSmart, shall support the existing customers (but shall not receive new orders from them), and shall cooperate fully with LookSmart and any newly appointed representative for the Territory. Notwithstanding the foregoing, Representative acknowledges and agrees that upon any termination of this Agreement by LookSmart other than for Cause, or any expiration of this Agreement, Representative shall, upon request by LookSmart, continue to service existing Network customers in the Territory for a period of three (3) months after such termination or expiration.

g) Survival of Certain Terms. The provisions of Sections 2(c), 3 (but solely with respect to any commissions that may be earned under Section 8(e) and solely for three (3) months after such a termination), 4(c), 6(a) (but solely with respect to any customer services that Representative continues to perform in accordance with Section 8(f) for a period of three (3) months after such a termination), 8(f), 8(g), 9, 10, 11(c) and 12 shall survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon any expiration or termination of this Agreement.

9.	LIMITATION ON LIABILITY

NEITHER PARTY’S LIABILITY TO THE OTHER PARTY ARISING OUT OF THIS AGREEMENT SHALL EXCEED THE COMMISSIONS PAID TO REPRESENTATIVE HEREUNDER. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER ENTITY FOR LOST PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT.

10.	CONFIDENTIALITY

a) LookSmart Information. Representative acknowledges that by reason of its relationship to LookSmart hereunder it will have access to certain information and materials concerning LookSmart’s business, plans, customers, technology, and Network that are confidential and of substantial value to LookSmart, which value would be impaired if such information were disclosed to third parties. Representative agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by LookSmart. Representative shall take every reasonable precaution to protect the confidentiality of such information. Upon request by Representative, LookSmart shall advise whether or not it considers any particular information or materials to be confidential. Representative shall not publish any technical description of the Network beyond the description published by LookSmart. In the event of any expiration or termination of this Agreement, Representative shall not use or disclose any confidential information of LookSmart, shall promptly return all items in its possession embodying such information to LookSmart, and Representative shall not manufacture or have manufactured any devices, components or assemblies utilizing LookSmart’s patents, inventions, copyrights, know-how or trade secrets.

b) Third Party Information. LookSmart has received and in the future may receive from third parties their confidential or proprietary information subject to a duty on LookSmart’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Representative shall hold all such confidential or proprietary information in the strictest confidence and not disclose it to any person, firm or corporation, nor use it except as necessary in carrying out its obligations to LookSmart hereunder.

c) Former Employers of Representative’s Employees. Representative represents and warrants to LookSmart that it and its employees will not and have not use(d) or disclose(d) for the benefit of LookSmart any proprietary information, trade secrets or unpublished documents of any former employer of any employee of Representative, or any other person or entity.

11.	TRADEMARKS AND TRADE NAMES

a) Use. During the term of this Agreement, Representative shall have the right to indicate to the public that it is an authorized independent representative of LookSmart’s Network and to advertise such Network in the Territory under the trademarks, marks, and trade names that LookSmart may adopt from time to time (“LookSmart’s Trademarks”). Representative shall not use any of LookSmart’s Trademarks in its name, in connection with its name or in any instance without reference to the Network.

b) Approval of Representations. All representations of LookSmart’s Trademarks that Representative intends to use shall first be submitted to LookSmart for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by LookSmart.

c) Nothing herein shall grant Representative any right, title or interest in LookSmart’s Trademarks. At no time during or after the term of this Agreement shall Representative challenge or assist others to challenge LookSmart’s Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of LookSmart.

12.	GENERAL PROVISIONS

a) Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York. Subject to the provisions of Section 12(d), the federal and state courts within the State of New York shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Representative hereby expressly consents to (i) the personal jurisdiction of the federal and state courts within the State of New York and (ii) service of process being effected upon it by registered mail sent to the address(es) set forth at the beginning of this Agreement.

b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless set forth in a writing signed by the party to be charged.

c) Notices. Any notice required or permitted by this Agreement shall be deemed given if sent by registered mail, postage prepaid and addressed to the applicable party at its address set forth at the beginning of this Agreement or to such other address for which a party gives notice hereunder. Delivery shall be deemed effective upon delivery or, where delivery cannot be effected due to the actions of the addressee, upon tender.

d) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the existence, validity, breach or termination of this Agreement, whether during or after its term, will be finally settled by arbitration by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), as modified or supplemented below:

(i) To initiate arbitration, a party will file the appropriate notice at the Regional Office of the AAA in New York, New York. The arbitration proceeding will take place in New York City, New York, U.S.A. The arbitrator will be selected in accordance with AAA standards. The parties expressly agree that the arbitrator will be empowered to, at a party’s request, (i) issue an interim order requiring one or more other parties to cease using and return the requesting party’s Confidential Information and/or (ii) grant injunctive relief.

(ii) The arbitral award will be the exclusive remedy of the parties for all claims, counterclaims, issues or accounting presented or pled to the arbitrators. Judgment on the arbitral award may be entered in any court that has jurisdiction thereof. Any additional costs, fees or expenses incurred in enforcing the arbitral award will be charged against the party that resists its enforcement.

(iii) Nothing in this Section 12(d) will prevent a party from seeking injunctive relief against another party from any judicial or administrative authority pending the resolution of a dispute by arbitration.

e) Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control of and not caused by the negligence or knowing act of the non-performing party.

f) Non-Assignability and Binding Effect. A mutually agreed consideration for LookSmart’s entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Representative under its present ownership, and, accordingly, Representative agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs and legal representatives.

g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

h) Registrations, Licenses and Permits. Representative shall be responsible, at its expense, for obtaining any registrations, licenses and permits required to comply with the laws and regulations of each country in the Territory for sale and distribution of the Network.

i) Laws and Regulations. Representative shall comply fully with any and all applicable laws and regulations of the Territory as they relate to the Network. In addition, Representative shall monitor the appropriate information sources closely for changes in such laws and regulations, and other requirements in the Territory relating to the distribution of Network in the Territory, and notify LookSmart promptly in writing of any and all such changes.

j) Export Control Regulations. Any and all obligations of LookSmart to provide the Network within the Territory shall be subject in all respects to such laws and regulations as may govern the provision of the Network within the Territory.

k) Governmental Consent. Representative represents and warrants that, as of the Effective Date of this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority in the Territory, which has not been made or obtained by Representative prior to the Effective Date, is required in connection with the valid execution, performance and delivery of this Agreement. Representative shall be responsible for timely filings of this Agreement with any required government agencies or commissions in the Territory. In the event any such agency or governmental entity objects to or disapproves of this Agreement or any provision hereof, LookSmart shall have the right to immediately terminate this Agreement.

l) Foreign Corrupt Practices Act. In conformity with the United States Foreign Corrupt Practices Act and with LookSmart’s established corporate policies regarding foreign business practices, Representative and its employees and Representatives shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist LookSmart in obtaining, retaining or directing any such business.

m) Intellectual Property Rights Registrations. Representative expressly agrees that any registrations or filings required to obtain patent, copyright, trademark or other intellectual property rights protection for the Network in the Territory shall be made in LookSmart’s name only, and not Representative’s name. LookSmart shall be responsible for all fees or expenses incurred in connection with such intellectual property rights registrations or filings.

IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement as of the day and year first written above.

LookSmart, Ltd.		JW Digital

By:	/s/ Edward F. West	By:	/s/ Daren Manger

Name:	Edward F. West	Name:	Daren Manger

Its:	CEO	Its:

Exhibit A

COMMISSION SCHEDULE

Customer	Commission
All accounts	[***]

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Dated:

/s/ Edward F. West	/s/ Daren Manger
LookSmart	Representative

*** Confidential Treatment Requested

Exhibit B

CODE OF CONDUCT PROVISIONS

This Code of Business Conduct and Ethics (the “Code”) helps ensure compliance with legal requirements and our standards of business conduct. All employees, directors and contractors of LookSmart, Ltd. (the “Company”) are expected to read and understand this Code, uphold these standards in day-to-day activities, comply with all applicable policies and procedures, and ensure that all agents and contractors are aware of, understand and adhere to these standards.

Nothing in this Code, in any company policies and procedures, or in other related communications (verbal or written) creates or implies an employment contract or term of employment. We are committed to continuously reviewing and updating our policies and procedures. Therefore, this Code is subject to modification. This Code supersedes all other such codes, policies, procedures, instructions, practices, rules or written or verbal representations to the extent they are inconsistent.

Please sign the acknowledgment form at the end of this Code and return the form to the Human Resources Department indicating that you have received, read, understand and agree to comply with the Code. The signed acknowledgment form will be located in your personnel file.

General Standards of Conduct. The Company expects all employees, agents and contractors to exercise good judgment to ensure the safety and welfare of employees, agents and contractors and to maintain a cooperative, efficient, positive, harmonious and productive work environment and business organization. These standards apply while working on our premises, at offsite locations where our business is being conducted, at Company-sponsored business and social events, or at any other place where you are a representative of the Company. Employees, agents or contractors who engage in misconduct or whose performance is unsatisfactory may be subject to corrective action, up to and including termination of employment or business relationship. You should review our employee handbook for more detailed information.

Applicable Laws. All Company employees, agents and contractors must comply with all applicable laws, regulations, rules and regulatory orders. Company employees located outside of the United States must comply with laws, regulations, rules and regulatory orders of the United States, including the Foreign Corrupt Practices Act and the U.S. Export Control Act, in addition to applicable local laws. Each employee, agent and contractor must acquire appropriate knowledge of the requirements relating to his or her duties sufficient to enable him or her to recognize potential dangers and to know when to seek advice from the Legal Department on specific Company policies and procedures. Violations of laws, regulations, rules and orders may subject the employee, agent or contractor to individual criminal or civil liability, as well as to discipline by the Company. Such individual violations may also subject the Company to civil or criminal liability or loss of business.

Company Spokespeople. Specific policies have been established regarding who may communicate information to the press and the financial analyst community. All inquiries or calls from the press and financial analysts should be referred to the Company’s CEO, or CFO. The Company has designated its CEO, or CFO as official Company spokespeople for financial matters.

These designees are the only people who may communicate with the press regarding the Company. NO EMPLOYEE OR CONTRACTOR OTHER THAN THE COMPANY’S CEO OR CFO MAY COMMUNICATE WITH THE PRESS REGARDING LOOKSMART.

Obligations Under Securities Laws-“Insider” Trading. Obligations under the U.S. securities laws apply to everyone. In the normal course of business, officers, employees, agents, contractors and consultants of the Company may come into possession of significant, sensitive information. This information is the property of the Company — you have been entrusted with it. You may not profit from it by buying or selling securities yourself, or passing on the information to others to enable them to profit or for them to profit on your behalf.

Maintaining and Managing Records. The purpose of this policy is to set forth and convey the Company’s business and legal requirements in managing records, including all recorded information regardless of medium or characteristics. Records include paper documents, CDs, computer hard disks, email, floppy disks, microfiche, microfilm or all other media. The Company is required by local, state, federal, foreign and other applicable laws, rules and regulations to retain certain records and to follow specific guidelines in managing its records. Civil and criminal penalties for failure to comply with such guidelines can be severe for employees, agents, contractors and the Company, and failure to comply with such guidelines may subject the employee, agent or contractor to disciplinary action, up to and including termination of employment or business relationship at the Company’s sole discretion.

Accounting Practices. The Company’s responsibilities to its stockholders and the investing public require that all transactions be fully and accurately recorded in the Company’s books and records in compliance with all applicable laws. False or misleading entries, unrecorded funds or assets, or payments without appropriate supporting documentation and approval are strictly prohibited and violate Company policy and the law. Additionally, all documentation supporting a transaction should fully and accurately describe the nature of the transaction and be processed in a timely fashion.

Political Contributions. The Company reserves the right to communicate its position on important issues to elected representatives and other government officials. It is the Company’s policy to comply fully with all local, state, federal, foreign and other applicable laws, rules and regulations regarding political contributions. The Company’s funds or assets must not be used for, or be contributed to, political campaigns or political practices under any circumstances without the prior written approval of the Company’s General Counsel and, if required, the Board of Directors.

Prohibition of Inducements. Under no circumstances may employees, agents or contractors offer to pay, make payment, promise to pay, or issue authorization to pay any money, gift, or anything of value to customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to improperly influence any business decision, any act or failure to act, any commitment of fraud, or opportunity for the commission of any fraud. Inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided that they are not excessive or create an appearance of impropriety, do not violate this policy. Questions regarding whether a particular payment or gift violates this policy should be directed to the Human Resources Department or the Legal Department.

Foreign Corrupt Practices Act. The Company requires full compliance with the Foreign Corrupt Practices Act (FCPA) by all of its employees, agents, and contractors. The anti-bribery and corrupt payment provisions of the FCPA make illegal any corrupt offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value to any foreign official, or any foreign political party, candidate or official, for the purpose of: influencing any act or failure to act, in the official capacity of that foreign official or party; or inducing the foreign official or party to use influence to affect a decision of a foreign government or agency, in order to obtain or retain business for anyone, or direct business to anyone.

All Company employees, agents and contractors whether located in the United States or abroad, are responsible for FCPA compliance and the procedures to ensure FCPA compliance. All managers and supervisory personnel are expected to monitor continued compliance with the FCPA to ensure compliance with the highest moral, ethical and professional standards of the Company. FCPA compliance includes the Company’s policy on Maintaining and Managing Records in Section III.H of this Code.

Laws in most countries outside of the United States also prohibit or restrict government officials or employees of government agencies from receiving payments, entertainment, or gifts for the purpose of winning or keeping business. No contract or agreement may be made with any business in which a government official or employee of a government agency holds a significant interest, without the prior approval of the Company’s General Counsel.

Customer Relationships. If your job puts you in contact with any Company customers or potential customers, act in a manner that creates value for our customers and helps to build a relationship based upon trust. In all dealings with customers or potential customers, it is required that employees and contractors respect the intellectual property rights of third parties. In particular, no employee or contractor shall knowingly sell a trademark as a keyword or other search element to a customer who does not own such trademark. The Company has provided products and services for many years and has built up significant goodwill over that time. This goodwill is one of our most important assets, and the Company employees, agents and contractors must act to preserve and enhance our reputation.

Payments or Gifts from Others. Under no circumstances may employees, agents or contractors accept any offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value from customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to influence any business decision, any act or failure to act, any commission of fraud, or opportunity for the commission of any fraud. Inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided that they are not excessive or create an appearance of impropriety, do not violate this policy. Questions regarding whether a particular payment or gift violates this policy are to be directed to the Human Resources Department or the Legal Department.

Gifts given to suppliers or customers or prospective customers or suppliers or received from suppliers or customers should always be appropriate to the circumstances and should never be of a kind that could create an appearance of impropriety.

Handling the Confidential Information of Others. The Company has many kinds of business relationships with many companies and individuals. Sometimes, they will volunteer confidential information about their products or business plans to induce the Company to enter into a business relationship. At other times, we may request that a third party provide confidential information to permit the Company to evaluate a potential business relationship with that party. Whatever the situation, we must take special care to handle the confidential information of others responsibly. We handle such confidential information in accordance with our agreements with such third parties. See also the Company’s policy on Maintaining and Managing Records in Section III.H of this Code. For more details, please refer to your Employment, Confidential Information and Arbitration Agreement.

Appropriate Nondisclosure Agreements. Confidential information may take many forms. An oral presentation about a company’s product development plans may contain protected trade secrets. A customer list or employee list may be a protected trade secret. You should never accept information offered by a third party that is represented as confidential, or which appears from the context or circumstances to be confidential, unless an appropriate nondisclosure agreement has been signed with the party offering the information. THE LEGAL DEPARTMENT CAN PROVIDE NONDISCLOSURE AGREEMENTS TO FIT ANY PARTICULAR SITUATION, AND WILL COORDINATE APPROPRIATE EXECUTION OF SUCH AGREEMENTS ON BEHALF OF THE COMPANY. Even after a nondisclosure agreement is in place, you should accept only the information necessary to accomplish the purpose of receiving it, such as a decision on whether to proceed to negotiate a deal. If more detailed or extensive confidential information is offered and it is not necessary, for your immediate purposes, it should be refused.

Need-to-Know. Once a third party’s confidential information has been disclosed to the Company, we have an obligation to abide by the terms of the relevant nondisclosure agreement and limit its use to the specific purpose for which it was disclosed and to disseminate it only to other Company employees with a need to know the information. Every employee, agent and contractor involved in a potential business relationship with a third party must understand and strictly observe the restrictions on the use and handling of confidential information. When in doubt, consult the Legal Department.

Notes and Reports. When reviewing the confidential information of a third party under a nondisclosure agreement, it is natural to take notes or prepare reports summarizing the results of the review and, based partly on those notes or reports, to draw conclusions about the suitability of a business relationship. Notes or reports, however, can include confidential information disclosed by the other party and so should be retained only long enough to complete the evaluation of the potential business relationship. In addition, such notes or reports should be treated just as any other disclosure of confidential information is treated: marked as confidential and distributed only to those the Company employees with a need to know.

Competitive Information. You should never attempt to obtain a competitor’s confidential information by improper means, and you should especially never contact a competitor regarding their confidential information. While the Company may, and does, employ former employees of competitors, we recognize and respect the obligations of those employees not to use or disclose the confidential information of their former employers.

Government Relations. It is the Company’s policy to comply fully with all applicable laws and regulations governing contact and dealings with government employees and public officials, and to adhere to high ethical, moral and legal standards of business conduct. This policy includes strict compliance with all local, state, federal, foreign and other applicable laws, rules and regulations. If you have any questions concerning government relations, you should contact the Company’s Legal Department.

Lobbying. Employees, agents or contractors whose work requires lobbying communication with any member or employee of a legislative body or with any government official or employee in the formulation of legislation must have prior written approval of such activity from the Company’s General Counsel. Activity covered by this policy includes meetings with legislators or members of their staffs or with senior executive branch officials. Preparation, research, and other background activities that are done in support of lobbying communication are also covered by this policy even if the communication ultimately is not made.

Government Contracts. It is the Company’s policy to comply fully with all applicable laws and regulations that apply to government contracting. It is also necessary to strictly adhere to all terms and conditions of any contract with local, state, federal, foreign or other applicable governments.

Free and Fair Competition. Most countries have well-developed bodies of law designed to encourage and protect free and fair competition. The Company is committed to obeying both the letter and spirit of these laws. These laws often regulate the Company’s relationships with its distributors, resellers, dealers, and customers. Competition laws generally address the following areas: pricing practices (including price discrimination), discounting, terms of sale, credit terms, promotional allowances, secret rebates, exclusive dealerships or distributorships, product bundling, restrictions on carrying competing products, termination and many other practices.

Competition laws also govern relationships between the Company and its competitors. Employees, agents or contractors of the Company may not knowingly make false or misleading statements regarding its competitors or the products of its competitors, customers or suppliers. No employee, agent or contractor shall at any time or under any circumstances enter into an agreement or understanding, written or oral, express or implied, with any competitor concerning prices, discounts, other terms or conditions of sale, profits or profit margins, costs, allocation of product or geographic markets, allocation of customers, limitations on production, boycotts of customers or suppliers, or bids or the intent to bid or even discuss or exchange information on these subjects. Although the spirit of these laws, known as “antitrust,” “competition,” or “consumer protection” or unfair competition laws, is straightforward, their application to particular situations can be quite complex. To ensure that the Company complies fully with these laws, each of us should have a basic knowledge of them and involve the Legal Department when questionable situations arise.

Industrial Espionage. It is the Company’s policy to lawfully compete in the marketplace. This commitment to fairness includes respecting the rights of our competitors and abiding by all applicable laws in the course of competing. The purpose of this policy is to maintain the Company’s reputation as a lawful competitor and to help ensure the integrity of the competitive marketplace. The Company expects its competitors to respect our rights to compete lawfully in the marketplace, and we must respect their rights equally. Company employees, agents and contractors may not steal or unlawfully use the information, material, products, intellectual property, or proprietary or confidential information of anyone including suppliers, customers, business partners or competitors.

Waivers. Any waiver of any provision of this Code with respect any agent or contractor must be approved in writing by the Company’s General Counsel.

The matters covered in this Code are of the utmost importance to the Company, its stockholders and its business partners, and are essential to the Company’s ability to conduct its business in accordance with its stated values. We expect all of our employees, agents, contractors and consultants to adhere to these rules.

You may make a confidential, anonymous report directly to the Audit Committee by submitting the report to the following address:

Chairperson, Audit Committee

LookSmart, Ltd.

625 Second Street

San Francisco, CA 94107

or by calling the toll-free number 866-377-7743. If calling from outside the U.S., you must use the AT&T Direct Access Number (“Direct Access”) for the country from which you are calling first before entering the toll-free number. You may find the Direct Access number for international callers on the AT&T website (www.att.com). The toll-free number is monitored by an outside, independent service provider 24 hours a day, 7 days a week.